Exhibit 10.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE OF AN
METRO BANK	)	ORDER TO PAY
LEMOYNE, PENNSYLVANIA	)	CIVIL MONEY PENALTY
)
	)	FDIC-12-446k
(INSURED STATE NONMEMBER BANK))
)

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO PAY CIVIL MONEY PENALTY ("CONSENT AGREEMENT") by the Federal Deposit Insurance Corporation ("FDIC"), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and METRO BANK ("Bank"), as follows:
1.    The Bank has been advised of the right to receive a NOTICE OF ASSESSMENT OF CIVIL MONEY PENALTY, FINDINGS OF FACT AND CONCLUSIONS OF LAW, ORDER TO PAY AND NOTICE OF HEARING ("NOTICE OF ASSESSMENT") detailing the violations of law or regulation for which an ORDER TO PAY CIVIL MONEY PENALTY (“ORDER TO PAY”) may issue, and of its right to a hearing on these charges under section 8(i) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818(i), and the FDIC’s Rules of Practice and Procedure, 12 C.F.R. Part 308, and has waived those rights. The Bank is represented by counsel.
2.    The Bank admits that the FDIC is the “appropriate Federal banking agency” to maintain this enforcement action pursuant to section 3(q)(2) of the Act, 12 U.S.C. § 1813(q)(2) and that the FDIC has jurisdiction over it and the subject matter of this proceeding.
3.    Based upon certain findings set forth in the joint August 31, 2009 and October 25, 2010 Reports of Examination issued by the FDIC and the Pennsylvania Department of Banking, the FDIC has reason to believe that the Bank violated the Bank Secrecy Act, 31 U.S.C. § 5311 et seq. 12 U.S.C. § 1829b, 12 U.S.C. §§ 1951-1959 and 12 U.S.C. § 1818(s) (“BSA”), and its implementing regulations, 31 C.F.R. Chapter X (effective, March 1, 2011) (formerly 31 C.F.R. Part 103), Section 326.8 and Part 353 of the FDIC Rules and Regulations, 12 C.F.R. § 326.8 and 12 C.F.R. Part 353.

4.    The Bank, solely for the purpose of this proceeding, and without admitting or denying the violations of law or regulation described in paragraph 3 of this CONSENT AGREEMENT, hereby consents and agrees to the issuance of an ORDER TO PAY by the FDIC, and further consents and agrees to pay a civil money penalty in the amount of $1,500,000.00. The penalty shall be paid to the Treasury of the United States pursuant to the provisions of section 8(i)(2) of the Act, 12 U.S.C. § 1818(i)(2). The Bank further stipulates and agrees that the ORDER TO PAY issued by the FDIC shall be final and unappealable, and that such ORDER shall become effective upon the issuance by the FDIC and fully enforceable by the FDIC pursuant to the provisions of section 8(i)(2)(I) of the Act, 12 U.S.C. § 1818(i)(2)(I).
5.    The Bank further agrees to pay the civil money penalty assessed by delivering to the FDIC a bank check in the amount of $1,500,000.00 made payable to the Treasury of the United States upon execution of this Consent Agreement.
6.    In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER TO PAY, it is agreed that no action will be taken by the FDIC to initiate any additional enforcement actions against the Bank under section 8(i) of the Act, 12 U.S.C. §1818(i), for the violations of law or regulation set forth in paragraph 3 of this CONSENT AGREEMENT.
7.     The Bank agrees and acknowledges that the terms and provisions of this CONSENT AGREEMENT, the acceptance by the FDIC of this CONSENT AGREEMENT and the issuance of the ORDER TO PAY does not bar, estop, or otherwise prevent any actions against the Bank by any other federal or state agency or department in connection with this or any other matter or any actions against any of the Bank’s current or former institution-affiliated parties or agents, in connection with this matter or any other matter, by the FDIC or any other federal or state agency.
8.    In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER TO PAY, the Bank agrees not to seek or accept indemnification for the civil money penalty assessed and paid in this matter.
9.     The Bank hereby waives:
(a)    the receipt of a NOTICE OF ASSESSMENT;
(b)    the right to present defenses to the allegations to be set forth in the NOTICE OF ASSESSMENT;
(c)    a hearing for the purpose of taking evidence on the allegations to be set forth in the NOTICE OF
ASSSESSMENT;
(d)    the filing of PROPOSED FINDINGS OF FACT AND CONCLUSIONS OF LAW;
(e)    the issuance of a RECOMMENDED DECISION by an Administrative Law Judge;
(f)    the filing of exceptions and briefs with respect to such RECOMMENDED DECISION; and
(g)    judicial review of the ORDER as provided by section 8(h) of the Act, 12 U.S.C. § 1818(h), or any other challenge to the validity of the ORDER TO PAY.

Dated this 21st day of September, 2012.
FEDERAL DEPOSIT INSURANCE	Metro Bank
CORPORATION	Lemoyne, Pennsylvania
LEGAL DIVISION

By: /s/ Wendy L. Markee	By: /s/ James R. Adair
Wendy L. Markee	James R. Adair, Director
Counsel	/s/ John J. Cardello
New York Regional Office	John J. Cardello, Director
/s/ Douglas S. Gelder
Douglas S. Gelder, Director
/s/ Alan R. Hassman
Alan R. Hassman, Director
/s/ Howell C. Mette
Howell C. Mette, Director
/s/ Gary L. Nalbandian
Gary L. Nalbandian, Director
/s/ Michael A. Serluco
Michael A. Serluco, Director
/s/ Samir J. Srouji
Samir J. Srouji, Director
Comprising the Board of Directors of
METRO BANK LEMOYNE, PENNSLYVANIA